SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 22, 2000

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, PO Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330)674-9015

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On November 22, 2000, CSB Bancorp, Inc. and its subsidiary bank, Commercial and Savings Bank of Millersburg, entered into a written agreement with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. A copy of the written agreement is attached to this report as Exhibit 99.1.

On November 30, 2000, CSB Bancorp, Inc. and its subsidiary bank, Commercial and Savings Bank of Millersburg, issued a quarterly letter to its shareholders. A copy of the quarterly letter is attached to this report as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(a)	Exhibits
	99.1 99.2	Written Agreement dated November 22, 2000 Quarterly Letter to Shareholders dated November 30, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: November 30, 2000	By: /s/ A. Lee Miller
A. Lee Miller Acting President and Chief Financial Officer